As filed with the Securities and Exchange Commission on June 3, 2023.

Registration No. 333-212679

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM S-8
________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-212679
UNDER THE SECURITIES ACT OF 1933
________________
NEWTEKONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

4800 T Rex Avenue, Suite 120
Boca Raton, Florida 33431
Telephone: (212) 356-9500
(Address, including zip code, and telephone number, including area code, of principal executive offices)

______________________________

Newtek Business Services Corp. 2015 Stock Incentive Plan

(Full Title of the Plan)
______________________________

Barry Sloane
Chief Executive Officer and President
NewtekOne, Inc.
4800 T Rex Avenue, Suite 120
Boca Raton, FL 33431
Telephone: (212) 356-9500
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

______________________________

Copies to:
Jared M. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”,

“accelerated filer”, “smaller reporting company” and emerging company in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☐	☐
(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment to the registration statement on Form S-8 (Registration No. 333-212679) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 3,000,000 shares of common stock (the “Registered Reserve”), par value $0.02 per share (“Common Stock”), of the Company and (ii) an indeterminate number of shares to prevent dilution in the event of stock splits, stock dividends or similar transactions, available for issuance under the Newtek Business Services Corp. 2015 Stock Incentive Plan (the “2015 Plan”), is being filed by NewtekOne, Inc. (the “Company”) to deregister all of the Registered Reserve that remains unsold as of the date hereof thereunder.

On June 14, 2023, the Company’s stockholders approved the adoption of the NewtekOne, Inc. 2023 Stock Incentive Plan (the “New Plan”) and the Company filed a registration statement on Form S-8 registering shares under the New Plan. In connection with the approval of the New Plan, the Company has terminated all offerings of the Company’s securities pursuant to the Prior Registration Statement. Accordingly, pursuant to the undertakings made by the Company in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registered Reserve that remains unsold at the termination of the offerings, this Post-Effective Amendment hereby removes from registration all of the Registered Reserve registered under the Prior Registration Statement that remain unsold as of the date of this Post-Effective Amendment. The Prior Registration Statement will remain in effect, however, to cover the potential issuance of an indeterminate number of shares to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to outstanding awards granted under the 2015 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Palm Beach, in the State of Florida, on July 3, 2023.

NEWTEKONE, INC.

By:	/s/ BARRY SLOANE
Name: Barry Sloane
Title: Chief Executive Officer, President and Chairman of the Board

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.
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